Exhibit 5.1

100 LIGHT STREET BALTIMORE, MARYLAND 21202 PHONE: 410-685-1120 FAX: 410-547-0699
www.bakerdonelson.com

March 29, 2024

Sun Communities, Inc.

27777 Franklin Road, Suite 200

Southfield, Michigan 48034

Re:	Sun Communities, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company and Sun Communities Operating Limited Partnership, a Michigan limited partnership (“SCOLP”), on March 29, 2024 with the Securities and Exchange Commission (the “SEC”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder, of an unspecified amount of one or more series of (i) unsecured debt securities of the Company (“Debt Securities”) and of SCOLP (the “SCOLP Debt Securities”), (ii) shares (the “Common Shares”) of the Company’s common stock, $0.01 par value (“Common Stock”), (iii) shares (the “Preferred Shares”) of the Company’s preferred stock, $0.01 par value (“Preferred Stock”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) units of securities of the Company composed of any combination of Common Stock, Preferred Stock, Debt Securities, and Warrants (the “Company Units”), (vi) units of securities composed of SCOLP Debt Securities and one or more of Common Stock, Preferred Stock, Debt Securities, and Warrants (the “Combined Units”), (vii) guarantees of SCOLP Debt Securities by the Company (the “Company Guarantees”), and (viii) guarantees of the Debt Securities by SCOLP (the “SCOLP Guarantees” and, together with the Debt Securities, Common Stock, Preferred Stock, Warrants, Company Units, Combined Units, and Company Guarantees, the “Securities”), all of which Securities may be offered and sold by the Company and/or SCOLP from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Statement.

Sun Communities, Inc.

March 29, 2024

The Prospectus, along with one or more Prospectus Supplements, will be furnished to potential purchasers of the Securities to be offered for sale by the Company and/or SCOLP. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

A. the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Charter Documents”);

B. the Fourth Amended and Restated Bylaws of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Bylaws”);

C. the Registration Statement and Prospectus in the form in which they will be filed with the SEC;

D. consent resolutions of the Board of Directors of the Company regarding certain matters addressed in this opinion, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Resolutions”);

E. a certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) dated March 27, 2024 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the “Good Standing Certificate”);

F. a certificate of the Company regarding certain matters related to the Registration Statement and certain other factual matters (the “Certificate”); and

G. such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.

In rendering the opinions set forth below, we have assumed:

A. the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents we have reviewed;

Sun Communities, Inc.

March 29, 2024

B. the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered;

C. that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed, in connection with this opinion, by action or omission of the parties or otherwise;

D. that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete;

E. that the Charter Documents, the Bylaws, and the Resolutions have not been amended or rescinded, and will be in full force and effect at all times at which any Securities are offered or sold by the Company;

F. that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Securities will be properly executed by one or more such persons;

G. that at the time of the issuance of any Common Shares or Preferred Shares, the Company or its transfer agent will record in the Company’s stock ledger the name(s) of the persons to whom such shares are issued;

H. as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient;

I. that all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) made or contained in any documents we have reviewed, are accurate, true, correct, and complete in all material respects;

J. that the issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter Documents, and the Bylaws and, with respect to Preferred Shares, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by SDAT prior to their issuance (such approval and, if applicable, acceptance for record, are referred to herein as the “Corporate Proceedings”);

Sun Communities, Inc.

March 29, 2024

K. that upon the issuance of any Common Shares, including any Common Shares that may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter Documents;

L. that upon the issuance of any Preferred Shares, including any Preferred Shares that may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter Documents, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Charter Documents;

M. that the Warrants will be issued pursuant to a warrant agreement between the Company and a third party to be identified in such warrant agreement as the warrant agent. That the warrant agreement will be duly authorized, executed, and delivered by the Company and the warrant agent, and that the warrant agreement and the Warrants issued pursuant to the warrant agreement will constitute legally valid and binding obligations of the Company and the warrant agent, enforceable against the Company and the warrant agent in accordance with their terms;

N. that none of the Securities will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter Documents;

O. that no Securities will be issued until the Registration Statement has become effective and the Registration Statement will remain effective at the time any Securities are issued, and that a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby; and

P. that the Company will remain duly organized, validly existing, and in good standing under Maryland law at the time any Securities are issued.

In addition, in rendering opinion number 7 below, we have also assumed (i) that each of the SCOLP Debt Securities that are included in any Combined Units will constitute the legal, valid, and binding obligation of SCOLP, enforceable against SCOLP in accordance with its terms, and (ii) the form and terms of any SCOLP Debt Securities included in any Combined Units, and the issuance, sale, and delivery of any such SCOLP Debt Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full

Sun Communities, Inc.

March 29, 2024

compliance with, and will not violate, the restated certificate of limited partnership of SCOLP, the Fourth Amended and Restated Agreement of Limited Partnership of SCOLP, as amended, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon SCOLP, or to which the issuance, sale, and delivery of such SCOLP Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. In rendering opinion number 7 below, we have further assumed that with respect to any SCOLP Debt Securities that are included in any Combined Units and any indenture under which such SCOLP Debt Securities may be issued, the valid existence and limited partnership power and authority of SCOLP to enter into and to incur and perform all of its obligations thereunder, the due authorization by all requisite action and the due execution and delivery by SCOLP of such instruments, and that such instruments constitute or will constitute valid and binding obligations of SCOLP (the “Partnership Proceedings”). We note that SCOLP is formed under the laws of the State of Michigan. With respect to the assumptions stated in this paragraph as to SCOLP, however, we note that SCOLP has obtained and filed as Exhibit 5.2 to the Registration Statement a legal opinion of Taft Stettinius & Hollister LLP as to the valid existence of SCOLP under the laws of the State of Michigan and the limited partnership power and authority of SCOLP to create its obligations under the SCOLP Debt Securities.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and, based solely on the Good Standing Certificate, is in good standing with SDAT as of the date of the Good Standing Certificate.

2. Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, any applicable Prospectus Supplement, and the Corporate Proceedings, the Common Shares will be validly issued, fully paid, and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, any applicable Prospectus Supplement, and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid, and nonassessable.

Sun Communities, Inc.

March 29, 2024

4. Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to the Securities that are Company Units, the issuance of the Company Units will be duly authorized.

7. Upon the completion of all Corporate Proceedings and, if applicable, Partnership Proceedings, relating to the Securities that are Combined Units, the issuance of the Combined Units will be duly authorized.

8. The Company has the corporate power and authority to issue the Debt Securities and/or make the Company Guarantees.

9. Upon the completion of all Corporate Proceedings relating to the Company Guarantees, the Company Guarantees will be duly authorized.

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

A. Various issues pertaining to the Securities are addressed in the opinion that Taft Stettinius & Hollister LLP, has separately provided to you, and various issues pertaining to the enforceability of (i) the Company Debt Securities, (ii) the SCOLP Debt Securities, (iii) the Company Guarantees, and (iv) the SCOLP Guarantees are addressed in the opinion that Hunton Andrews Kurth LLP has separately provided to you. We express no opinion with respect to those matters.

B. The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions are limited to the matters set forth herein, and no other opinion should be inferred or implied beyond the matters expressly stated.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

Sun Communities, Inc.

March 29, 2024

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional corporation

By:	/s/ Kenneth B. Abel

Kenneth B. Abel
Authorized Representative